UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 28, 2013
Date of Report (Date of earliest event reported)

Amtech Systems, Inc.
(Exact name of registrant as specified in its charter)

Arizona	000-11412	86-0411215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

131 S. Clark Drive, Tempe, AZ		85281
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code		480 967-5146

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)
(i) On June 28, 2013, the executive officers of Amtech Systems, Inc. (the “Company”) volunteered the following reductions in their base salaries, which reductions were approved by the Company's Compensation and Stock Option Committee of the Board of Directors and the Board of Directors:

•	Jong S. Whang, the Company's Executive Chairman, from $320,000 to $224,000;

•
Fokko Pentinga, the Company's Chief Executive Officer and President, from $314,500 to $251,600 (which salary continues to be paid primarily in Euros based upon the exchange rate in effect as of December 15, 2011); and

•	Bradley C. Anderson, the Company's Executive Vice President-Finance and Chief Financial Officer, from $225,250 to $180,200.
Each of the salary decreases is effective as of July 1, 2013.

(ii) On June 28, 2013, the following executive officers of Amtech Systems, Inc. (the “Company”) volunteered to suspend indefinitely their car allowances, which suspension was approved by the Company's Compensation and Stock Option Committee of the Board of Directors and the Board of Directors:

•	Jong S. Whang, the Company's Executive Chairman, from $18,000 to $0; and

•	Bradley C. Anderson, the Company's Executive Vice President-Finance and Chief Financial Officer, from $10,000 to $0.

•	Robert T. Hass and Jeong-Mo Hwang, the Company's former Chief Accounting Officer and former Chief technology officer, respectively, from $7,000 to $0.
Each of the decreases is effective as of July 1, 2013.

(iii) On June 28, 2013, the Company entered into an Employment and Severance Agreement (the “Agreement”) with Robert T. Hass, the Company's former Chief Accounting Officer. The term of the Agreement is for two years commencing July 1, 2013 with an annual salary of $85,000. Mr. Hass will be entitled to receive from the Company such employee benefits as are provided to substantially all other employees of the Company located at its corporate headquarters. In the case of an involuntary termination without cause, Mr. Hass is entitled to receive salary for the remaining portion of the term of the Agreement. In the case of voluntary termination, Mr. Hass is entitled to receive fifty per cent (50%) of his salary for the remaining portion of the term of the Agreement, if Mr. Hass signs and does not revoke a release included in the Agreement. In either case, Mr. Hass is entitled to receive full vesting of all outstanding stock options held by him.

(iv) On June 28, 2013, the Company entered into an Employment and Severance Agreement (the “Agreement”) with Jeong-Mo Hwang, the Company's former Chief Technology Officer. The term of the Agreement is for one year commencing July 1, 2013 with an annual salary of $85,000. Mr. Hwang will be entitled to receive from the Company such employee benefits as are provided to similarly situated employees of the Company. In the case of an involuntary termination without cause, Mr. Hwang is entitled to receive salary for the remaining portion of the term of the Agreement. In the case of voluntary termination, Mr. Hwang is entitled to receive fifty per cent (50%) of his salary for the remaining portion of the term of the Agreement, if Mr. Hwang signs and does not revoke a release included in the Agreement.

(v) Effective June 30, 2013, current and former executive officers of the Company voluntarily cancelled all stock options, vested and unvested, that were issued with exercise prices of $14.79 and $17.12 per share as follows:

•	Jong S. Whang voluntarily cancelled a total of 56,667 options;

•	Fokko Pentinga voluntarily cancelled a total of 26,458 options;

•	Bradley C. Anderson voluntarily cancelled a total of 26,667 options;

•	Robert T. Hass voluntarily cancelled a total of 6,333 options; and

•	Jeong Mo Hwang voluntarily cancelled a total of 5,000 options.

(vi) On June 28, 2013, the Board of Directors, following the recommendation of the Company's Compensation and Stock Option Committee of the Board of Directors, approved the modification of outstanding stock options with exercise prices of $2.95, $6.15 and $7.98 per share. The modifications are as follows:

•
50% of options with an exercise price of $2.95 will vest effective June 30, 2013, and the remainder of such options will continue to vest according to the original vesting schedule (25% on each anniversary date of the original grant).

•	All options with exercise prices of $6.15 and $7.98 per share will vest effective June 30, 2013.

Following is the impact of the modifications on each current and former executive officer:

•	Jong S. Whang received accelerated vesting of 25,000, 5,000 and 27,500 options with exercise prices of $2.95, $6.15 and $7.98 per share, respectively;

•	Fokko Pentinga received accelerated vesting of 25,000, 2,500 and 63,750 options with exercise prices of $2.95, $6.15 and $7.98 per share, respectively;

•	Bradley C. Anderson received accelerated vesting of 20,000, 2,500 and 12,500 options with exercise prices of $2.95, $6.15 and $7.98 per share, respectively;

•	Robert T. Hass received accelerated vesting of 6,250, 666 and 3,750 options with exercise prices of $2.95, $6.15 and $7.98 per share, respectively; and

•	Jeong Mo Hwang received accelerated vesting of 7,500 and 3,750 options with exercise prices of $2.95 and $7.98 per share, respectively.

(vii) On June 28, 2013, the Board of Directors, following the recommendation of the Company's Compensation and Options Committee of the Board of Directors, agreed to amend the change in control provisions of the employment agreements with Jong S. Whang and Fokko Pentinga to establish the base salary, for purposes of calculating the applicable termination payment, as follows:

•	Jong S. Whang, the Company's Executive Chairman, $400,000; and

•	Fokko Pentinga, the Company's Chief Executive Officer and President, $370,000 (€284,310).

(viii) On June 28, 2013, the Board of Directors, following the recommendation of the Company's Compensation and Options Committee of the Board of Directors, agreed to amend the change in control agreement with Bradley C. Anderson, the Company's Executive Vice President-Finance and Chief Financial Officer, to establish the base salary, for purposes of calculating the applicable termination payment, at $265,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMTECH SYSTEMS, INC.

Date: July 5, 2013	By: /s/ Bradley C. Anderson
Name: Bradley C. Anderson
Title: Executive Vice President & Chief Financial Officer